                                                                    EXHIBIT 99.3

                               CISCO SYSTEMS, INC.

                        STOCK OPTION ASSUMPTION AGREEMENT
                              GROWTH NETWORKS, INC.
                                 1999 STOCK PLAN


OPTIONEE: <<First_Name>> <<Last_Name>>,

      STOCK OPTION ASSUMPTION AGREEMENT effective as of the 24th day of March 2000 by Cisco Systems, Inc., a California corporation ("Cisco").

      WHEREAS, the undersigned individual ("Optionee") holds one or more outstanding options to purchase shares of the common stock of Growth Networks, Inc., a California corporation ("Growth"), which were granted to Optionee under the Growth 1999 Stock Plan (the "Plan").

      WHEREAS, each outstanding Growth option is evidenced by a Stock Option Agreement, with any shares purchased under such options to be subject to the terms and conditions of a Restricted Stock Purchase Agreement. Such Stock Option Agreement and Restricted Stock Purchase Agreement shall be collectively referred to herein as the "Option Agreement."

      WHEREAS, Growth has been acquired by Cisco through the merger of Growth with Cisco (the "Merger") pursuant to the Agreement and Plan of Reorganization, by and between Cisco and Growth (the "Merger Agreement").

      WHEREAS, the provisions of the Merger Agreement require the obligations of Growth under each outstanding option under the Plan to be assumed by Cisco at the consummation of the Merger, and the holder of each such outstanding option to be issued an agreement evidencing the assumption of such option.

      WHEREAS, pursuant to the provisions of the Merger Agreement, the exchange ratio (the "Exchange Ratio") in effect for the Merger is 0.3492 of a share of Cisco Common Stock ("Cisco Stock"), for each outstanding share of Growth common stock ("Growth Stock").

      WHEREAS, the purpose of this Agreement is to evidence the assumption by Cisco of the outstanding options held by Optionee at the time of the consummation of the Merger (the "Effective Time") and to reflect certain adjustments to Optionee's outstanding options which have become necessary in connection with their assumption by Cisco.

      NOW, THEREFORE, it is hereby agreed as follows:

      1. The number of shares of Growth Stock subject to the options held by Optionee immediately prior to the Effective Time (the "Growth Options") and the exercise price payable per share are set forth below. Cisco hereby assumes, as of the Effective Time, all the duties and obligations of Growth under each of the Growth Options. In connection with such assumption, the number of shares of Cisco Stock purchasable under each Growth Option hereby assumed and the exercise price payable thereunder have been adjusted to reflect the Exchange Ratio. Accordingly, the number of shares of Cisco Stock subject to each Growth Option hereby assumed shall be as specified for that option below, and the adjusted exercise price payable per share of Cisco Stock under the assumed Growth Option shall also be as indicated for that option below.

 ------------------------------------------------ -------------------------------------------
              GROWTH STOCK OPTIONS                          CISCO ASSUMED OPTIONS
 ------------------------------------------------ -------------------------------------------
 ------------------------- ---------------------- ---------------------- --------------------
  # of Shares of Growth       Exercise Price      # of Shares of Cisco    Adjusted Exercise
       Common Stock              per Share            Common Stock         Price per Share

 ------------------------- ---------------------- ---------------------- --------------------
      Growth Shares            $Growth Price          Cisco Shares           $Cisco Price
 ------------------------- ---------------------- ---------------------- --------------------

      2. The intent of the foregoing adjustments to each assumed Growth Option is to assure that the spread between the aggregate fair market value of the shares of Cisco Stock purchasable under each such option and the aggregate exercise price as adjusted pursuant to this Agreement will, immediately after the consummation of the Merger, be substantially the same as (and in no event greater than) than the spread which existed, immediately prior to the Merger, between the then aggregate fair market value of the Growth Stock subject to the Growth Option and the aggregate exercise price in effect at such time under the Option Agreement. Such adjustments are also intended to preserve, immediately after the Merger, on a per share basis, the same ratio of exercise price per option share to fair market value per share which existed under the Growth Option immediately prior to the Merger.

      3. The following provisions shall govern each Growth Option hereby assumed by Cisco:

            (a) Unless the context otherwise requires, all references in the Option Agreement and, if applicable, in the Plan (as incorporated into such Option Agreement) shall be adjusted as follows; (i) all references to the "Company" shall mean Cisco, (ii) all references to "Share" shall mean shares of Cisco Stock, (iii) all references to "Common Stock" shall mean Cisco Stock, (iv) all references to the "Board" shall mean the Board of Directors of Cisco and (v) all references to the "Committee" shall mean the Compensation Committee of the Cisco Board of Directors.

            (b) The grant date and the expiration date of each assumed Growth Option and all other provisions which govern either the exercise or the termination of the assumed Growth Option shall remain the same as set forth in the Option Agreement applicable to that option, and the provisions of the Plan and the Option Agreements shall accordingly govern and control Optionee's rights to purchase Cisco Stock under the assumed Growth Option.

            (c) Pursuant to the terms of the Option Agreement and the Plan, none of the Growth Options assumed by Cisco hereunder shall vest as to any shares on an accelerated basis in connection with the Merger. Accordingly, each assumed Growth Option shall continue to vest and become exercisable for any unvested shares of Cisco Stock subject to that option in accordance with the same installment vesting schedule in effect for that option, pursuant to the provisions of the applicable Option Agreement, immediately prior to the Effective Time; provided, however, that the number of shares subject to each such installment shall be adjusted to reflect the Exchange Ratio.

            (d) Any unvested shares of Cisco Stock acquired upon the exercise of the assumed Growth Options shall remain subject to a right of repurchase, exercisable by Cisco (as the successor of Growth) at the adjusted exercise price paid per share, upon Optionee's termination of service with Cisco. The terms and provisions governing the exercise of such repurchase right shall be as set forth in the Option Agreements applicable to the assumed Growth Option under which those unvested shares are acquired.

            (e) For purposes of applying any and all provisions of the Option Agreement and/or the Plan relating to Optionee's status as an employee or a consultant of Growth, Optionee shall be deemed to continue in such status as an employee or a consultant for so long as Optionee renders services as an employee or a consultant to Cisco or any present or future majority-owned Cisco subsidiary. Additionally, the provisions of the Option Agreement governing the termination of the assumed Growth Options or the exercise of Cisco's repurchase rights with respect to any unvested Cisco Stock purchased under such options and unvested at the time of Optionee's cessation of service as an employee or a consultant of Growth shall hereafter be applied on the basis of Optionee's cessation of employee or consultant status with Cisco and its majority-owned subsidiaries. Each assumed Growth Option shall accordingly terminate, within the designated time period in effect under the Option Agreement for that option, following such cessation of service as an employee or a consultant of Cisco and its majority-owned subsidiaries.

            (f) The adjusted exercise price payable for the Cisco Stock subject to each assumed Growth Option shall be payable in any of the forms authorized under the Option Agreement applicable to that option. For purposes of determining the holding period of any shares of Cisco Stock delivered in payment of such adjusted exercise price, the period for which such shares were held as Growth Stock prior to the Merger shall be taken into account.

            (g) In order to exercise each assumed Growth Option, Optionee must deliver to Cisco a written notice of exercise in which the number of shares of Cisco Stock to be purchased thereunder must be indicated. The exercise notice must be accompanied by payment of the adjusted exercise price payable for the purchased shares of Cisco Stock and should be delivered to Cisco at the following address:

                               Cisco Systems, Inc.
                              170 West Tasman Drive
                                     MS 11-3
                               San Jose, CA 95134
                         Attention: Stock Administration

      4. Except to the extent specifically modified by this Option Assumption Agreement, all of the terms and conditions of each Option Agreement as in effect immediately prior to the Merger shall continue in full force and effect and shall not in any way be amended, revised or otherwise affected by this Stock Option Assumption Agreement.

      IN WITNESS WHEREOF, Cisco, Inc. has caused this Stock Option Assumption Agreement to be executed on its behalf by its duly-authorized officer as of the 24th day of March 2000.

                                          CISCO SYSTEMS, INC.

                                          By: _________________________________

                                          Title: ______________________________


                                 ACKNOWLEDGMENT

      The undersigned acknowledges receipt of the foregoing Stock Option Assumption Agreement and understands that all rights and liabilities with respect to each of his or her Growth Options hereby assumed by Cisco are as set forth in the Option Agreement, the Plan, as applicable, and such Stock Option Assumption Agreement.


                                          _____________________________________
                                          <<First_Name>><<Last_Name>>, OPTIONEE



DATED: ________  ___, 2000